UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2016

LIFELOC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant's Certifying Accountant.
On December 20, 2016, Lifeloc Technologies, Inc. (the "Company") dismissed Eide Bailly LLP ("Eide Bailly") as its independent public accountant and subsequently appointed Causey Demgen & Moore P.C. ("CDM") as its new independent public accountant. The decision to dismiss Eide Bailly and to retain CDM was approved by the Company's Board of Directors on December 2, 2016.

Eide Bailly's reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through December 20, 2016, there were no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Eide Bailly's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K, during such time period.

The Company has provided Eide Bailly with a copy of the foregoing disclosures and has requested that Eide Bailly review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-K. A copy of Eide Bailly's letter to the Securities and Exchange Commission is attached to this report as Exhibit 16.1.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through December 20, 2016, the Company did not consult with CDM regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits.
       (d) Exhibits.

Exhibit No.	Description
16.1	Letter of Eide Bailly LLP, dated December 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1*	Letter of Eide Bailly LLP dated December 23, 2016.

* Furnished herewith.